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Exhibit 99.1

        LETTER OF TRANSMITTAL

With respect to the Exchange Offer Regarding the
10.25% Senior Notes due 2019 and the 13.375% Senior Subordinated Notes due 2019
issued by WideOpenWest Finance, LLC and WideOpenWest Capital Corp.

THE EXCHANGE OFFER WILL EXPIRE AT NEW YORK CITY TIME, ON                    , 2013

To My Broker or Account Representative:

        I, the undersigned, hereby acknowledge receipt of the Prospectus, dated                    , 2013 (the "Prospectus") of WideOpenWest Finance, LLC, a Delaware limited liability company, and WideOpenWest Capital Corp, a Delaware corporation (the "Issuers") with respect to the Issuers' exchange offer set forth therein (the "Exchange Offer"). I understand that the Exchange Offer must be accepted on or prior to New York City Time, on                    , 2013.

        This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Issuers' 10.25% Senior Notes due 2019 (the "Old Senior Notes") and/or the 13.375% Senior Subordinated Notes due 2019 (the "Old Senior Subordinated Notes" and together with the Old Senior Notes, the "Old Notes") held by you for the account of the undersigned.

        The aggregate face amount of the Old Senior Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $          of the Old Senior Notes.

        The aggregate face amount of the Old Senior Subordinated Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $          of the Old Senior Subordinated Notes.

        With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX(ES)):

☐	TO TENDER the following Old Senior Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD SECOND LIEN NOTES TO BE TENDERED, IF ANY) :$ (must be in integral multiples of $1,000, minimum amount per Note is $2,000)
☐

TO TENDER the following Old Senior Subordinated Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD SENIOR NOTES TO BE TENDERED, IF ANY): $          (must be in integral multiples of $1,000, minimum amount per Note is $2,000)

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

  1.
  The undersigned is acquiring the Issuers' 10.25% Senior Notes due 2019 and/or 13.375% Senior Subordinated Notes due 2019, for which the Old Notes will be exchanged (the "Exchange Notes"), in the ordinary course of its business;

  2.
  Neither the undersigned nor any other person acquiring Exchange Notes in exchange for the undersigned's Old Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

  3.
  The undersigned is not engaged in, and does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, the distribution (as defined in the Securities Act of 1933, as amended (the "Securities Act")) of Exchange Notes;

  4.
  The undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer; and

  5.
  The undersigned is not a broker-dealer and does not engage in, and does not intend to engage in, a distribution of the Old Notes or the Exchange Notes.

        Once the Issuers accepts the tender of the Old Notes, this letter of transmittal is a binding agreement between the undersigned and the Issuers.

        The Issuers reserve the absolute right to:

  1.
  reject any and all tenders of any particular Old Notes not properly tendered;

  2.
  refuse to accept any Old Notes if, in its reasonable judgment or the judgment of its counsel, the acceptance would be unlawful; and

  3.
  waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

        If the undersigned is a broker-dealer, and acquired the Old Notes as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer.

        The undersigned also authorizes you to:

  1.
  confirm that the undersigned has made such representations; and

  2.
  take such other action as necessary under the Prospectus to effect the valid tender of such Old Notes.

        The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer."

        The Exchange Offer is subject to certain conditions, described in the prospectus in the section entitled "The Exchange Offer—Conditions to the Exchange Offer."

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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  Exhibit 99.1